UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2016

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100 Los Angeles, CA 90071
(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Reliance Steel & Aluminum Co. (the “Company”) held its 2016 Annual Meeting of Stockholders (“Annual Meeting”) on May 18, 2016.  As of the record date of March 31, 2016, there were 72,222,793 shares of common stock entitled to vote, of which the holders of 65,942,526 shares were represented in person or by proxy at the Annual Meeting.  The results of the three items voted on at the Annual Meeting are set forth below.

Proposal 1

The Company’s stockholders elected the nine directors nominated by the Board of Directors.

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Sarah J. Anderson	60,246,935	91,396	39,854	5,564,341
John G. Figueroa	60,245,324	102,321	30,540	5,564,341
Thomas W. Gimbel	60,027,849	333,225	17,111	5,564,341
David H. Hannah	59,870,518	492,236	15,431	5,564,341
Douglas M. Hayes	59,993,676	338,457	46,052	5,564,341
Mark V. Kaminski	60,156,607	167,527	54,051	5,564,341
Robert A. McEvoy	60,279,315	53,519	45,351	5,564,341
Gregg J. Mollins	60,263,734	99,477	14,974	5,564,341
Andrew G.Sharkey, III	60,210,042	124,564	43,579	5,564,341

Proposal 2- The stockholders voted, on an advisory basis, to approve compensation of the Company’s named executive officers.

The vote was 59,782,119 for, 508,178 against, and 87,888 abstentions.  There were 5,564,341 broker non-votes.

Proposal 3- Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

The vote was 65,713,996 for, 185,774 against, and 42,756 abstentions.  There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: May 19, 2016	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary